Exhibit 10.1

SHARES FOR DEBT AGREEMENT

This agreement is made and entered into as of October 20, 2011, by and between HEARTLAND, INC., a Maryland corporation, whose address is 1005 North 19th Street, Middlesboro, Kentucky 40965, (“Company”), and, GARY LEE (“Creditor Gary Lee”) and LEE HOLDING COMPANY (“Creditor Lee”) with offices at P.O. Box 23580, Middleboro, Kentucky 40965 (collectively, Creditor Gary Lee and Creditor Lee "Creditors").

WHEREAS,

A.     Creditors have provided credit to the Company, and at the Company's request;

B.     the Company is indebted to the Creditors in the aggregate amount of U.S. $1,084,259.90 as of October 20, 2011, (the "Debt"); and

C.     the Company has agreed to issue to the Creditors and the Creditors have agreed to accept 20,164,774 (10,082,387 each) restricted shares of the Company's common stock as settlement of the Debt;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this agreement (collectively "parties" and individually a "party") agree as follows:

1.     The Company agrees to issue to the Creditor Gary Lee, and the Creditor Gary Lee agrees to accept, 10,082,387 restricted shares of the Company's common stock (the "Shares") as payment in full of the Debt, leaving the balance owed from Company to Creditor Gary Lee as of October 20, 2011 at $0.

2.     The Company agrees to issue to the Creditor Lee, and the Creditor Lee agrees to accept, 10,082,387 restricted shares of the Company's common stock (the "Shares") as payment in full of the Debt, leaving the balance owed from Company to Creditor Lee as of October 20, 2011 at $0.

3.     Upon issuance of the Shares to the Creditors hereby, the Company for itself and its past and present agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns, ratifies that the Company has paid the Creditors in full under the terms of the two (2) promissory notes attached hereto as Exhibit “A” and “B”.

4.     This Agreement shall in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Kentucky. The language and all parts of this agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

5.   Representations and Warranties of the Creditors. The Creditors hereby represents and warrants to the Company that:

5.1           The Creditors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

5.2           The Creditors acknowledge that the certificates for the Shares will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The Creditors further acknowledge that a stop transfer order will be placed upon the certificates for the securities in accordance with the Securities Act of 1933, as amended (the “Act”).  The Creditors further acknowledge that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

5.3           The Creditors represents that they are “accredited investors” as that term is defined under the Act.

5.4           The Creditors expressly acknowledges and agrees that the Company is relying upon the representations contained herein.

6.   Representations and Warranties of the Company. The Company hereby represents and warrants to Creditors that:

6.1   Organization,   Good   Standing   and   Qualification.   The   Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

6.2   Authorization.   All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the shares of Common Stock at Closing has been taken or will be taken prior to the Closing.

6.3 Valid Issuance of Shares.  The shares of Common Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

7.     The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this agreement.

8.     For the convenience of the parties to this agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this agreement signed by any party shall be fully enforceable against that party.

9.     Should any provision of this agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this agreement.

-SIGNATURE PAGE FOLLOWS-

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

HEARTLAND, INC.

By:/s/Mitchell Cox
Name: Mitchell Cox
Title: Chief Financial Officer

Lee Holding Company

By: /s/Terry Lee
Name: Terry Lee
Title: Manager

/s/Gary Lee
Gary Lee

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